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                                   EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the following registration statements of Harris Corporation pertaining to the Harris Corporation Retirement Plan and the Harris Corporation Union Retirement Plan of our report dated December 1, 1995, with respect to the financial statements and schedules of the Harris Corporation Retirement Plan Master Trust included in this Annual Report (Form 11-K) for the year ended June 30, 1995;

     Form S-8       No. 33-50169       Harris Corporation Retirement Plan

     Form S-8       No. 33-50167       Harris Corporation Union Retirement Plan

                                            BRAY, BECK & KOETTER

Melbourne, Florida
December 22, 1995